Exhibit 10.9

GRANT OF RESTRICTED STOCK

Sparton Corporation (Sparton) hereby grants to [ENTER NAME] (Employee) [ENTER NUMBER OF SHARES] shares of Restricted Stock, subject to and upon the terms and conditions set forth in this Grant of Restricted Stock and the Sparton Corporation 2010 Long-Term Incentive Plan (Plan). This Grant of Restricted Stock is made as of [ENTER DATE OF GRANT] pursuant, subject to and in accordance with the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan. In the event of an inconsistency between the Plan and this Grant, the Plan shall control.

Performance Criteria Targets. The performance criteria targets listed in the following chart shall govern the determination of vesting for the Fiscal Year indicated.

Fiscal Year	Performance Criteria Target
2011
2012
2013
2014

Vesting and Forfeiture. Vesting credit units are earned if the performance criteria target is met or exceeded for any single Fiscal Year or on an accumulated basis within the performance period. Vesting credit units shall be given out in a two step process. Step one: the Employee shall receive one vesting credit unit for satisfying or exceeding an annual performance target. Step two: the Employee shall receive one vesting credit unit for satisfying or exceeding each annual performance target within the Cumulative Performance Period less any vesting credit units previously earned (1) under step one or (2) in a previous year. In no event shall the number of vesting credit units awarded exceed the number of annual performance periods that have elapsed. Vesting or forfeiture shall occur on the last date on which the Form 10-K may be timely filed for the fiscal year listed in the performance criteria chart above.

The Employee will vest in a portion of the shares of stock in accordance with the following vesting schedule:

Vesting Credit Units	Vested Percentage
1	25%
2	50%
3	75%
4	100%

The Cumulative Performance Period shall be the period beginning on the first day of the first Fiscal Year listed under the performance criteria target and ending on the last day of the last Fiscal Year completed before the determination of the satisfaction of the performance criteria is made.

The Cumulative Performance Target shall include each of the performance criteria targets for each fiscal year included in the Cumulative Performance Period.

Upon a Change of Control, all restrictions on the shares provided under this Grant shall lapse and the all shares shall be fully vested, automatically and without further action by the Sparton, Employee or any other party.

IN WITNESS WHEREOF, Sparton and Employee have executed this Grant of Restricted Stock as of the date written above.

Employer:	Employee
Sparton Corporation	[ENTER NAME]

By:	By:
Name:	Name:
Its:

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